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                                                                    EXHIBIT 23.6

                                    CONSENT

     We hereby consent to the discussion relative to our opinion delivered to the Board of Directors of Port St. Lucie National Bank Holding Corporation in connection with its proposed merger with Seacoast Banking Corporation of Florida in the Joint Proxy Statement/Prospectus included in Seacoast's Registration Statement on Form S-4 under the heading "Opinion of PSHC's Financial Advisor," to the references to our firm in such Joint Proxy Statement/Prospectus and to the inclusion of such opinion as an Appendix to the Joint Proxy Statement/Prospectus.

                                          Austin Associates, Inc.

                                          By:            /s/ RICHARD F. MARONEY,
                                          JR.
                                          --------------------------------------
                                                 Richard F. Maroney, Jr.
                                          Executive Vice President and Principal

March 25, 1997